                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 dated January 14, 1998 of our report dated January 31, 1996, with respect to Note F, February 13, 1996 on our audit of the financial statements of N2K Inc. as of December 31, 1995 and for the period beginning March 7, 1995 (date of inception) through December 31, 1995 which appears in the Form S-1 Registration Statement dated October 17, 1997 of N2K Inc.


RICHARD A. EISNER & COMPANY, LLP
New York, New York
January 14, 1998